Sabre reports third quarter 2022 results including the highest monthly rate of recovery for gross air bookings since the COVID-19 pandemic began

Third quarter 2022 business highlights:
•Sabre's bookings continued to improve with September gross air bookings at the highest monthly rate of recovery vs. 2019 levels since the pandemic began in March 2020
•International travel continued to rebound, driving improved mix and higher revenue per booking
•Execution remains on track for the technology transformation, including mainframe offload and cloud migration, for the long-term cost savings and operational objectives
•Ended the quarter with cash balance of $804 million

Third quarter 2022 summary:
•Third quarter revenue totaled $663 million
•Net loss attributable to common stockholders of $141 million and diluted net loss per share attributable to common stockholders of $0.43
•Adjusted EPS totaled ($0.25)
•Adjusted EBITDA totaled $34 million

SOUTHLAKE, Texas – November 2, 2022 – Sabre Corporation ("Sabre" or the "Company") (NASDAQ: SABR) today announced financial results for the quarter ended September 30, 2022.

"After a slow start to the quarter from this summer's airline operational challenges, our bookings recovery improved sequentially through the quarter. September's gross air bookings recovery was the highest of any month compared to 2019 levels since the pandemic began in mid-March 2020. Additionally, we are encouraged by the relaxation or removal of travel protocols in several key Asian hub countries, and have started to see travel accelerate there. We continue to see strong demand across most regions and customer segments," said Sean Menke, Chair of the Board and CEO.

"In addition, we continued to achieve our interim technology transformation milestones, and are already starting to see incremental savings from our migration efforts and infrastructure investments."

Q3 2022 Financial Summary

Sabre consolidated third quarter revenue totaled $663 million, compared to $441 million in the third quarter of 2021. The increase in revenue was driven by an increase in global air, hotel and other travel bookings due to the continued recovery from the COVID-19 pandemic and favorable rate impacts in our Travel Solutions business as international and corporate bookings have improved.

Operating loss was $57 million, versus operating loss of $157 million in the third quarter of 2021. The improvement in operating results was driven by the items impacting revenue described above, lower depreciation and amortization, and a decrease in stock-based compensation. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, as well as total company technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, an increase in certain labor and professional services expenses, increased selling, general and administrative expenses driven by litigation costs, and higher business restructuring and other professional services costs.

Net loss attributable to common stockholders totaled $141 million, versus a net loss of $241 million in the third quarter of 2021. Diluted net loss per share attributable to common stockholders totaled $0.43, versus diluted net loss per share attributable to common stockholders of $0.75 in the third quarter of 2021. The improvement in net loss attributable to common stockholders was driven by the items impacting operating loss described above and a $13 million reduction in loss on extinguishment of debt, offset by higher interest expense.

Adjusted EBITDA was $34 million, versus Adjusted EBITDA of negative $55 million in the third quarter of 2021. The improvement in Adjusted EBITDA was driven by increased revenue due to the continued recovery from the COVID-19 pandemic and favorable rate impacts in our Travel Solutions business as international and corporate bookings have improved. These impacts were partially offset by increased Travel Solutions incentive expenses and Hospitality Solutions transaction-related costs, higher labor and professional services expenses to support our technology transformation, higher total company technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, and other expenses.

Adjusted Operating Income was $1 million, versus Adjusted Operating Loss of $103 million in the third quarter of 2021. The improvement in operating results was driven by the items impacting Adjusted EBITDA above and by lower depreciation and amortization.

Sabre reported Adjusted EPS of ($0.25), versus ($0.50) in the third quarter of 2021.

With regards to Sabre's third quarter 2022 cash flows (versus prior year):
•Cash used in operating activities totaled $102 million (vs. $70 million used in)
•Cash used in investing activities totaled $86 million (vs. $13 million used in)
•Cash used in financing activities totaled $21 million (vs. $8 million provided by)
•Capitalized expenditures totaled $20 million (vs. $13 million)

Free Cash Flow was negative $123 million, versus Free Cash Flow of negative $83 million in the third quarter of 2021.

Financial Highlights (in thousands, except for EPS; unaudited):	Three Months Ended September 30,			Nine Months Ended September 30,
	2022	2021	% Change (B/W)	2022	2021	% Change (B/W)
Total Company:
Revenue	$663,394	$441,086	50	$1,905,836	$1,188,238	60
Operating Loss	$(56,535)	$(156,688)	64	$(206,260)	$(539,611)	62
Net loss attributable to common stockholders	$(140,722)	$(240,641)	42	$(291,396)	$(758,029)	62
Diluted net loss per share attributable to common stockholders (EPS)	$(0.43)	$(0.75)	43	$(0.89)	$(2.37)	62
Net Loss Margin	(21.2)%	(54.6)%		(15.3)%	(63.8)%
Adjusted EBITDA (1)	$34,251	$(54,928)	NM	$63,867	$(234,886)	NM
Adjusted EBITDA Margin(1)	5.2%	(12.5)%		3.4%	(19.8)%
Adjusted Operating Income (Loss)(1)	$716	$(102,644)	NM	$(37,751)	$(390,898)	90
Adjusted Net Loss(1)	$(80,420)	$(161,672)	50	$(254,419)	$(557,718)	54
Adjusted EPS(1)	$(0.25)	$(0.50)	50	$(0.78)	$(1.74)	55
Cash used in operating activities	$(102,458)	$(69,692)	(47)	$(314,770)	$(408,152)	23
Cash (used in) provided by investing activities	$(85,647)	$(13,169)	(550)	$186,251	$(5,535)	NM
Cash (used in) provided by financing activities	$(21,238)	$7,607	NM	$(61,646)	$(37,013)	(67)
Capitalized expenditures	$(20,090)	$(13,169)	(53)	$(53,474)	$(30,409)	(76)
Free Cash Flow(1)	$(122,548)	$(82,861)	(48)	$(368,244)	$(438,561)	16
Net Debt (total debt, less cash and cash equivalents)	$4,043,689	$3,791,172

Travel Solutions:
Revenue	$603,647	$390,353	55	$1,736,794	$1,052,613	65
Operating Income (Loss)	$69,112	$(38,964)	NM	$172,286	$(211,998)	NM
Adjusted Operating Income (Loss)(1)	$69,311	$(39,078)	NM	$172,501	$(212,393)	NM
Distribution Revenue	$430,826	$245,421	76	$1,205,252	$615,448	96
Total Bookings	80,101	53,514	50	225,808	149,289	51
Air Bookings	68,761	46,752	47	196,078	133,125	47
Lodging, Ground and Sea Bookings	11,340	6,762	68	29,730	16,164	84
IT Solutions Revenue	$172,821	$144,932	19	$531,542	$437,165	22
Passengers Boarded	179,907	115,576	56	469,274	294,415	59

Hospitality Solutions:
Revenue	$67,497	$55,179	22	$189,704	$148,145	28
Operating Loss	$(11,312)	$(8,868)	(28)	$(38,469)	$(30,976)	(24)
Adjusted Operating Loss(1)	$(11,312)	$(8,868)	(28)	$(38,469)	$(30,976)	(24)
Central Reservation System Transactions	31,640	26,735	18	84,200	68,334	23

(1)Indicates non-GAAP financial measure; see descriptions and reconciliations below.

Travel Solutions

Third quarter 2022 results (versus prior year):
•Travel Solutions revenue increased 55% to $604 million driven by an increase in global air and other travel bookings due to the continued recovery from the COVID-19 pandemic, and favorable rate impacts as international and corporate bookings have improved, partially offset by reduced revenue due to the sale of our AirCentre portfolio effective on February 28, 2022.
•Operating income totaled $69 million, versus operating loss of $39 million in the third quarter of 2021. The improvement in operating results was driven by increased revenue and lower depreciation, partially offset by increased incentive expenses as well as technology hosting expenses due to volume recovery trends and expected temporary costs resulting from our cloud migration efforts, and an increase in certain labor and professional services expenses to support our technology transformation initiatives.
•Distribution revenue increased 76% to $431 million due to the continued recovery in bookings and an increase in average booking fee due to a shift in bookings mix.
◦Global bookings, net of cancellations, totaled 80 million, representing a recovery to 57% of 2019 levels.
◦Net air bookings were at 50%, 58% and 59% of 2019 levels in July, August, and September, respectively.
◦Average booking fee totaled $5.38, a sequential improvement versus $5.35 last quarter, $5.28 in the first quarter of 2022, and $4.96 in the fourth quarter of 2021.
•IT Solutions revenue increased 19% to $173 million. Reservations revenue increased due to the ongoing recovery in passengers boarded. Commercial and Operations revenue declined primarily due to the sale of our AirCentre portfolio effective on February 28, 2022.
◦Airline passengers boarded totaled 180 million, representing a recovery to 96% of 2019 levels.

Hospitality Solutions

Third quarter 2022 results (versus prior year):
•Hospitality Solutions revenue increased 22% to $67 million. The increase in revenue was driven by an increase in central reservation system transactions due to the continued recovery from the COVID-19 pandemic.

•Central reservation system transactions increased 18% to 32 million, representing 104% of 2019 levels.
•Operating loss was $11 million, versus operating loss of $9 million in the third quarter of 2021. The change in operating results was primarily driven by increased revenue and lower depreciation and amortization, more than offset by increased transaction-related costs due to volume recovery trends, higher labor and professional services expenses, and other technology costs to support our technology transformation initiatives.

Business and Financial Outlook

With respect to the 2022 financial outlook below:
•Full-year Adjusted EBITDA guidance consists of (1) full-year expected net income attributable to common stockholders adjusted for the estimated impact of loss from discontinued operations, net of tax, of approximately $2 million; net income attributable to noncontrolling interests of approximately $3 million; preferred stock dividends of approximately $20 million; acquisition-related amortization of approximately $50 million; stock-based compensation expense of approximately $90 million; other net benefit due to gains on sale of assets and foreign exchange gains and losses, partially offset by other costs including litigation, acquisition-related costs, restructuring and other costs, impairment, and loss on debt extinguishment of $70 million; and the tax benefit from the above adjustments of approximately $15 million, less (2) the impact of depreciation and amortization of property and equipment and amortization of capitalized implementation costs of approximately $135 million; interest expense, net of approximately $295 million; and income tax expense less tax impact of net income adjustments of approximately $13 million.

Full-Year 2022 Financial Outlook

Sabre's full-year 2022 outlook summarized below is an update of the 2022 financial outlook presented in our second quarter 2022 earnings presentation.1,2

	Q4 2022	FY 2022	Prior FY 2022 Outlook
Sabre Bookings Recovery (as a % of 2019)[3]	Low 60s%	~55%	50%	60%
Adjusted EBITDA[3]	~$30M	~$90M	> $0M	> $100M

Sabre will be free cash flow positive in the fourth quarter of 2022 and expects to be free cash flow positive in 2023, and annually thereafter.

Sabre's full-year 2022 revenue outlook remains unchanged.

1 AirCentre results no longer included following sale effective February 28, 2022.
2 Includes $85 million in incremental investments ($45 million technology transformation and $40 million SG&A) previously excluded from Adjusted EBITDA figures presented but separately detailed in our fourth quarter and full-year 2021 earnings presentation. Incremental investments represent operational investments and expenditures that will be expensed within our results of operations (and therefore impact Adjusted EBITDA) above what was expensed in 2021.
3 Assumes related incremental benefit from Lodging, Ground and Sea (LGS) bookings and passengers boarded.

Conference Call

Sabre will conduct its third quarter 2022 investor conference call today at 9:00 a.m. ET. The live webcast and accompanying slide presentation can be accessed via the Investor Relations section of our website, investors.sabre.com. A replay of the event will be available on the website for at least 90 days following the event.

About Sabre

Sabre Corporation is a leading software and technology company that powers the global travel industry, serving a wide range of travel companies including airlines, hoteliers, travel agencies and other suppliers. The company provides retailing, distribution and fulfillment solutions that help its customers operate more efficiently, drive revenue and offer personalized traveler experiences. Through its leading travel marketplace, Sabre connects travel suppliers with buyers from around the globe. Sabre’s technology platform manages more than $260B worth of global travel spend annually. Headquartered in Southlake, Texas, USA, Sabre serves customers in more than 160 countries around the world. For more information visit www.sabre.com.

Website Information

Sabre routinely posts important information for investors on the Investor Relations section of its website, investors.sabre.com, and on its Twitter account, @Sabre_Corp. The company intends to use the Investor Relations section of its website and its Twitter account as a means of disclosing material, non-public information and for complying with disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of Sabre's website and its Twitter account, in addition to following its press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, Sabre's website or its Twitter account is not incorporated by reference into, and is not a part of, this document.

Supplemental Financial Information

In conjunction with today’s earnings report, a file of supplemental financial information will be available on the Investor Relations section of our website, investors.sabre.com.

Industry Data

This release contains industry data, forecasts and other information that Sabre obtained from industry publications and surveys, public filings and internal company sources, and there can be no assurance as to the accuracy or completeness of the included information. Statements as to Sabre's ranking, market position, bookings share and market estimates are based on independent industry publications, government publications, third-party forecasts and management’s estimates and assumptions about our markets and our internal research. The company has not independently verified this third-party information nor has it ascertained the underlying economic assumptions relied upon in those sources, and cannot assure you of the accuracy or completeness of this information.

Note on Non-GAAP Financial Measures

This press release includes unaudited non-GAAP financial measures, including Adjusted Operating Loss, Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA margin, Adjusted Net Loss from continuing operations per share ("Adjusted EPS"), Free Cash Flow and the ratios based on these financial measures. In addition, we provide certain forward guidance with respect to Adjusted EBITDA. We are unable to provide this forward guidance on a GAAP basis without unreasonable effort; however, see "Business and Financial Outlook" for additional information including estimates of certain components of the non-GAAP adjustments contained in the guidance.

We present non-GAAP measures when our management believes that the additional information provides useful information about our operating performance. Non-GAAP financial measures do not have any standardized meaning and are therefore unlikely to be comparable to similar measures presented by other companies. The presentation of non-GAAP financial measures is not intended to be a substitute for, and should not be considered in isolation from, the financial measures reported in accordance with GAAP. See “Non-GAAP Financial

Measures” below for an explanation of the non-GAAP measures and “Tabular Reconciliations for Non-GAAP Measures” below for a reconciliation of the non-GAAP financial measures to the comparable GAAP measures.

Forward-Looking Statements

Certain statements herein are forward-looking statements about trends, future events, uncertainties and our plans and expectations of what may happen in the future. Any statements that are not historical or current facts are forward-looking statements. In many cases, you can identify forward-looking statements by terms such as “expect,” "believe," "likely," "encouraged," "resilient," “outlook,” "goal," “opportunity,” "target," “future,” “trend,” “plan,” "guidance," “anticipate,” “will,” "forecast," "continue," "on track," "objective," "trajectory," "scenario", "strategy," "estimate," "project," "possible," “may,” “should,” “would,” “intend," “potential,” or the negative of these terms or other comparable terminology. Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause Sabre’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. The potential risks and uncertainties include, among others, the severity, extent and duration of the global COVID-19 pandemic and its impact on our business and results of operations, financial condition and credit ratings, as well as on the travel industry and consumer spending more broadly, the effect of remote working arrangements on our operations and the speed and extent of the recovery across the broader travel ecosystem, dependency on transaction volumes in the global travel industry, particularly air travel transaction volumes, including from airlines' insolvency, suspension of service or aircraft groundings, the effect of cost savings initiatives, the timing, implementation and effects of the technology investment and other strategic initiatives, the completion and effects of travel platforms, exposure to pricing pressure in the Travel Solutions business, changes affecting travel supplier customers, maintenance of the integrity of our systems and infrastructure and the effect of any security incidents, failure to adapt to technological advancements, competition in the travel distribution market and solutions markets, implementation of software solutions, reliance on third parties to provide information technology services and the effects of these services, implementation and effects of new, amended or renewed agreements and strategic partnerships, including anticipated savings, dependence on establishing, maintaining and renewing contracts with customers and other counterparties and collecting amounts due to us under these agreements, dependence on relationships with travel buyers, collection, processing, storage, use and transmission of personal data and risks associated with PCI compliance, our ability to recruit, train and retain employees, including our key executive officers and technical employees, the financial and business results and effects of acquisitions and divestitures of businesses or business operations, reliance on the value of our brands, the effects of any litigation and regulatory reviews and investigations, adverse global and regional economic and political conditions, including, but not limited to, recessionary or inflationary economic conditions, risks related to the current military conflict in Ukraine, risks arising from global operations, reliance on the value of our brands, the effects of new legislation or regulations or the failure to comply with regulations or other legal requirements, use of third-party distributor partners, risks related to our significant amount of indebtedness, the effects of the implementation of new accounting standards and tax-related matters.

More information about potential risks and uncertainties that could affect our business and results of operations is included in the "Risk Factors" and “Forward-Looking Statements” sections in our Quarterly Report on Form 10-Q filed with the SEC on August 2, 2022, in our Annual Report on Form 10-K filed with the SEC on February 18, 2022 and in our other filings with the SEC. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, outlook, guidance, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. Unless required by law, Sabre undertakes no obligation to publicly update or revise any forward-looking statements to reflect circumstances or events after the date they are made.

Contacts:

Media	Investors
Kristin Hays	Kevin Crissey
kristin.hays@sabre.com	kevin.crissey@sabre.com
sabrenews@sabre.com	sabre.investorrelations@sabre.com

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenue	$663,394	$441,086	$1,905,836	$1,188,238
Cost of revenue, excluding technology costs	274,330	171,429	771,609	498,011
Technology costs	273,240	269,111	824,142	782,991
Selling, general and administrative	172,359	157,234	516,345	446,847
Operating loss	(56,535)	(156,688)	(206,260)	(539,611)
Other expense:
Interest expense, net	(77,120)	(65,461)	(205,062)	(193,834)
Loss on extinguishment of debt	—	(13,070)	(3,533)	(13,070)
Equity method income (loss)	199	(114)	215	(395)
Other, net	(7,687)	(5,993)	139,617	2,439
Total other expense, net	(84,608)	(84,638)	(68,763)	(204,860)
Loss from continuing operations before income taxes	(141,143)	(241,326)	(275,023)	(744,471)
Benefit for income taxes	(6,989)	(6,613)	(2,195)	(4,513)
Loss from continuing operations	(134,154)	(234,713)	(272,828)	(739,958)
(Loss) income from discontinued operations, net of tax	(446)	186	(596)	(158)
Net loss	(134,600)	(234,527)	(273,424)	(740,116)
Net income attributable to noncontrolling interests	776	714	1,933	1,657
Net loss attributable to Sabre Corporation	(135,376)	(235,241)	(275,357)	(741,773)
Preferred stock dividends	5,346	5,400	16,039	16,256
Net loss attributable to common stockholders	$(140,722)	$(240,641)	$(291,396)	$(758,029)

Basic net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.43)	$(0.75)	$(0.89)	$(2.37)
Net loss per common share	$(0.43)	$(0.75)	$(0.89)	$(2.37)
Diluted net loss per share attributable to common stockholders:
Loss from continuing operations	$(0.43)	$(0.75)	$(0.89)	$(2.37)
Net loss per common share	$(0.43)	$(0.75)	$(0.89)	$(2.37)
Weighted-average common shares outstanding:
Basic	328,228	322,720	326,170	320,055
Diluted	328,228	322,720	326,170	320,055

SABRE CORPORATION
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$782,763	$978,352
Restricted cash	21,035	21,039
Accounts receivable, net of allowance for credit losses of $49,059 and $58,965	400,559	259,934
Prepaid expenses and other current assets	188,301	121,591
Current assets held for sale	—	21,358
Total current assets	1,392,658	1,402,274
Property and equipment, net of accumulated depreciation of $1,964,242 and $1,912,651	231,568	249,812
Equity method investments	22,188	22,671
Goodwill	2,528,430	2,470,206
Acquired customer relationships, net of accumulated amortization of $796,799 and $771,479	248,213	257,362
Other intangible assets, net of accumulated amortization of $767,671 and $751,917	174,700	183,321
Deferred income taxes	35,796	27,056
Other assets, net	386,069	475,424
Long-term assets held for sale	—	203,204
Total assets	$5,019,622	$5,291,330

Liabilities and stockholders’ deficit
Current liabilities
Accounts payable	$135,256	$122,934
Accrued compensation and related benefits	113,731	135,974
Accrued subscriber incentives	214,932	137,448
Deferred revenues	74,574	81,061
Other accrued liabilities	175,675	188,706
Current portion of debt	23,480	29,290
Current liabilities held for sale	—	21,092
Total current liabilities	737,648	716,505
Deferred income taxes	26,769	38,344
Other noncurrent liabilities	268,231	297,037
Long-term debt	4,718,970	4,723,685
Long-term liabilities held for sale	—	15,476

Stockholders’ deficit
Preferred stock, $0.01 par value, 225,000 authorized, 3,290 issued and outstanding as of September 30, 2022 and December 31, 2021; aggregate liquidation value of $329,000 as of September 30, 2022 and December 31, 2021	33	33
Common Stock: $0.01 par value; 1,000,000 authorized shares; 353,204 and 346,430 shares issued, 328,327 and 323,501 shares outstanding at September 30, 2022 and December 31, 2021, respectively	3,532	3,464
Additional paid-in capital	3,185,790	3,115,719
Treasury Stock, at cost, 24,877 and 22,930 shares at September 30, 2022 and December 31, 2021, respectively	(513,988)	(498,141)
Accumulated deficit	(3,341,091)	(3,049,695)
Accumulated other comprehensive loss	(77,240)	(80,287)
Noncontrolling interest	10,968	9,190
Total stockholders’ deficit	(731,996)	(499,717)
Total liabilities and stockholders’ deficit	$5,019,622	$5,291,330

SABRE CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Operating Activities
Net loss	$(273,424)	$(740,116)
Adjustments to reconcile net loss to cash used in operating activities:
Gain on sale of assets and investments	(180,081)	(14,532)
Depreciation and amortization	142,693	204,308
Stock-based compensation expense	70,081	86,122
Loss on fair value of investment	34,720	—
Amortization of upfront incentive consideration	34,277	46,063
Deferred income taxes	(18,869)	(13,489)
Amortization of debt discount and issuance costs	11,236	8,815
Impairment and related charges	5,146	—
Debt modification costs	4,905	2,435
Gain on loan converted to equity	(3,568)	—
Loss on extinguishment of debt	3,533	13,070
Loss from discontinued operations	596	158
Provision for expected credit losses	550	(3,728)
Dividends received from equity method investments	533	698
Other	247	3,141
Pension settlement charge	—	6,544
Changes in operating assets and liabilities:
Accounts and other receivables	(173,023)	(76,249)
Prepaid expenses and other current assets	(25,010)	(4,312)
Capitalized implementation costs	(10,043)	(14,363)
Upfront incentive consideration	(10,766)	(3,823)
Other assets	34,846	8,368
Accrued compensation and related benefits	(19,993)	40,604
Accounts payable and other accrued liabilities	60,545	25,410
Deferred revenue including upfront solution fees	(3,901)	16,724
Cash used in operating activities	(314,770)	(408,152)
Investing Activities
Net proceeds from dispositions	392,268	24,874
Purchase of investment in equity securities	(80,000)	—
Acquisitions, net of cash acquired	(72,543)	—
Additions to property and equipment	(53,474)	(30,409)
Cash provided by (used in) investing activities	186,251	(5,535)
Financing Activities
Payments on borrowings from lenders	(1,280,333)	(1,053,728)
Proceeds of borrowings from lenders	1,273,937	1,070,380
Debt discount and issuance costs	(23,751)	(12,194)
Dividends paid on preferred stock	(16,039)	(16,283)
Net payment on the settlement of equity-based awards	(15,857)	(22,378)
Other financing activities	397	(269)
Payment for settlement of exchangeable notes	—	(2,541)
Cash used in financing activities	(61,646)	(37,013)
Cash Flows from Discontinued Operations
Cash used in operating activities	(3,231)	(2,376)
Cash used in discontinued operations	(3,231)	(2,376)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(2,197)	(1,781)
Decrease in cash, cash equivalents and restricted cash	(195,593)	(454,857)
Cash, cash equivalents and restricted cash at beginning of period	999,391	1,499,665
Cash, cash equivalents and restricted cash at end of period	$803,798	$1,044,808

Definitions of Non-GAAP Financial Measures

We have included both financial measures compiled in accordance with GAAP and certain non-GAAP financial measures, including Adjusted Operating Income (Loss), Adjusted Net Loss from continuing operations ("Adjusted Net Loss"), Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures.

We define Adjusted Operating Income (Loss)(1) as operating loss adjusted for equity method loss, impairment and related charges, acquisition-related amortization, restructuring and other costs, acquisition-related costs, litigation costs, net, and stock-based compensation.

We define Adjusted Net Loss(1) as net loss attributable to common stockholders adjusted for loss from discontinued operations, net of tax, net income attributable to noncontrolling interests, preferred stock dividends, impairment and related charges, acquisition-related amortization, restructuring and other costs, loss on extinguishment of debt, other, net, acquisition-related costs, litigation costs, net, stock-based compensation, and the tax impact of adjustments.

We define Adjusted EBITDA(1) as loss from continuing operations adjusted for depreciation and amortization of property and equipment, amortization of capitalized implementation costs, acquisition-related amortization, impairment and related charges, restructuring and other costs, interest expense, net, other, net, loss on extinguishment of debt, acquisition-related costs, litigation costs, net, stock-based compensation and the remaining benefit for income taxes.

We define Adjusted EBITDA Margin as Adjusted EBITDA divided by revenue.

We define Adjusted EPS as Adjusted Net Loss divided by adjusted diluted weighted-average common shares outstanding.

We define Free Cash Flow as cash used in operating activities less cash used in additions to property and equipment.

These non-GAAP financial measures are key metrics used by management and our board of directors to monitor our ongoing core operations because historical results have been significantly impacted by events that are unrelated to our core operations as a result of changes to our business and the regulatory environment. We believe that these non-GAAP financial measures are used by investors, analysts and other interested parties as measures of financial performance and to evaluate our ability to service debt obligations, fund capital expenditures, fund our investments in technology transformation, and meet working capital requirements. We also believe that Adjusted Operating Loss, Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, and Adjusted EPS assist investors in company-to-company and period-to-period comparisons by excluding differences caused by variations in capital structures (affecting interest expense), tax positions and the impact of depreciation and amortization expense. In addition, amounts derived from Adjusted EBITDA are a primary component of certain covenants under our senior secured credit facilities.

Adjusted Operating Income (Loss), Adjusted Net Loss, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted EPS, Free Cash Flow and ratios based on these financial measures are not recognized terms under GAAP. These non-GAAP financial measures and ratios based on them are unaudited and have important limitations as analytical tools, and should not be viewed in isolation and do not purport to be alternatives to net income as indicators of operating performance or cash flows from operating activities as measures of liquidity. These non-GAAP financial measures and ratios based on them exclude some, but not all, items that affect net income or cash flows from operating activities and these measures may vary among companies. Our use of these measures has limitations as an analytical tool, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. Some of these limitations are:
•these non-GAAP financial measures exclude certain recurring, non-cash charges such as stock-based compensation expense and amortization of acquired intangible assets;
•although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash requirements for such replacements;
•Adjusted EBITDA does not reflect amortization of capitalized implementation costs associated with our revenue contracts, which may require future working capital or cash needs in the future;
•Adjusted Operating Loss, Adjusted Net Loss and Adjusted EBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•Adjusted EBITDA does not reflect the interest expense or the cash requirements necessary to service interest or principal payments on our indebtedness;
•Adjusted EBITDA does not reflect tax payments that may represent a reduction in cash available to us;
•Free Cash Flow removes the impact of accrual-basis accounting on asset accounts and non-debt liability accounts, and does not reflect the cash requirements necessary to service the principal payments on our indebtedness; and
•other companies, including companies in our industry, may calculate Adjusted Operating Income (Loss), Adjusted Net Loss, Adjusted EBITDA, Adjusted EPS or Free Cash Flow differently, which reduces their usefulness as comparative measures.

______________________
(1)For previous periods, no impairment and related charges or restructuring and other costs were recognized. Accordingly, such costs were not previously included in the calculation of this non-GAAP financial measure.

Tabular Reconciliations for Non-GAAP Measures
(In thousands, except per share amounts; unaudited)

Reconciliation of Net loss attributable to common stockholders to Adjusted Net Loss from continuing operations, Operating loss to Adjusted Operating Income (Loss), and loss from continuing operations to Adjusted EBITDA.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net loss attributable to common stockholders	$(140,722)	$(240,641)	$(291,396)	$(758,029)
Loss (income) from discontinued operations, net of tax	446	(186)	596	158
Net income attributable to non-controlling interests(1)	776	714	1,933	1,657
Preferred stock dividends	5,346	5,400	16,039	16,256
Loss from continuing operations	(134,154)	(234,713)	(272,828)	(739,958)
Adjustments:
Impairment and related charges(2)	5,146	—	5,146	—
Acquisition-related amortization(3a)	9,824	15,939	41,075	48,296
Restructuring and other costs(5)	9,944	269	14,279	(5,722)
Loss on extinguishment of debt	—	13,070	3,533	13,070
Other, net(4)	7,687	5,993	(139,617)	(2,439)
Acquisition-related costs(6)	424	870	6,333	3,299
Litigation costs, net(7)	15,365	4,862	31,380	17,113
Stock-based compensation	16,349	32,218	70,081	86,122
Tax impact of adjustments(8)	(11,005)	(180)	(13,801)	22,501
Adjusted Net Loss from continuing operations	$(80,420)	$(161,672)	$(254,419)	$(557,718)
Adjusted Net Loss from continuing operations per share	$(0.25)	$(0.50)	$(0.78)	$(1.74)
Diluted weighted-average common shares outstanding	328,228	322,720	$326,170	320,055

Operating loss	$(56,535)	$(156,688)	$(206,260)	$(539,611)
Add back:
Equity method income (loss)	199	(114)	215	(395)
Impairment and related charges(2)	5,146	—	5,146	—
Acquisition-related amortization(3a)	9,824	15,939	41,075	48,296
Restructuring and other costs(5)	9,944	269	14,279	(5,722)
Acquisition-related costs(6)	424	870	6,333	3,299
Litigation costs, net(7)	15,365	4,862	31,380	17,113
Stock-based compensation	16,349	32,218	70,081	86,122
Adjusted Operating Income (Loss)	$716	$(102,644)	$(37,751)	$(390,898)

Loss from continuing operations	$(134,154)	$(234,713)	$(272,828)	$(739,958)
Adjustments:
Depreciation and amortization of property and equipment(3b)	22,722	38,998	74,289	130,506
Amortization of capitalized implementation costs(3c)	10,813	8,718	27,329	25,506
Acquisition-related amortization(3a)	9,824	15,939	41,075	48,296
Impairment and related charges(2)	5,146	—	5,146	—
Restructuring and other costs(5)	9,944	269	14,279	(5,722)
Interest expense, net	77,120	65,461	205,062	193,834
Other, net(4)	7,687	5,993	(139,617)	(2,439)
Loss on extinguishment of debt	—	13,070	3,533	13,070
Acquisition-related costs(6)	424	870	6,333	3,299
Litigation costs, net(7)	15,365	4,862	31,380	17,113
Stock-based compensation	16,349	32,218	70,081	86,122
Benefit for income taxes	(6,989)	(6,613)	(2,195)	(4,513)
Adjusted EBITDA	$34,251	$(54,928)	$63,867	$(234,886)

Net loss margin	(21.2)%	(54.6)%	(15.3)%	(63.8)%
Adjusted EBITDA margin	5.2%	(12.5)%	3.4%	(19.8)%

Reconciliation of Free Cash Flow:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash used in operating activities	$(102,458)	$(69,692)	$(314,770)	$(408,152)
Cash (used in) provided by investing activities	(85,647)	(13,169)	186,251	(5,535)
Cash (used in) provided by financing activities	(21,238)	7,607	(61,646)	(37,013)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Cash used in operating activities	$(102,458)	$(69,692)	$(314,770)	$(408,152)
Additions to property and equipment	(20,090)	(13,169)	(53,474)	(30,409)
Free Cash Flow	$(122,548)	$(82,861)	$(368,244)	$(438,561)

Reconciliation of Adjusted Operating Income (Loss) to operating income (loss) in our statement of operations and Adjusted EBITDA to loss from continuing operations in our statement of operations by business segment:

	Three Months Ended September 30, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$69,311	$(11,312)	$(57,283)	$716
Less:
Equity method income	199	—	—	199
Impairment and related charges(2)	—	—	5,146	5,146
Acquisition-related amortization(3a)	—	—	9,824	9,824
Restructuring and other costs(5)	—	—	9,944	9,944
Acquisition-related costs(6)	—	—	424	424
Litigation costs, net(7)	—	—	15,365	15,365
Stock-based compensation	—	—	16,349	16,349
Operating income (loss)	$69,112	$(11,312)	$(114,335)	$(56,535)

Adjusted EBITDA	$97,354	$(6,096)	$(57,007)	$34,251
Less:
Depreciation and amortization of property and equipment(3b)	18,521	3,925	276	22,722
Amortization of capitalized implementation costs(3c)	9,522	1,291	—	10,813
Acquisition-related amortization(3a)	—	—	9,824	9,824
Impairment and related charges(2)	—	—	5,146	5,146
Restructuring and other costs(5)	—	—	9,944	9,944
Acquisition-related costs(6)	—	—	424	424
Litigation costs, net(7)	—	—	15,365	15,365
Stock-based compensation	—	—	16,349	16,349
Equity method income	199	—	—	199
Operating income (loss)	$69,112	$(11,312)	$(114,335)	$(56,535)
Interest expense, net				(77,120)
Other, net(4)				(7,687)
Equity method income				199
Benefit for income taxes				6,989
Loss from continuing operations				$(134,154)

	Three Months Ended September 30, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(39,078)	$(8,868)	$(54,698)	$(102,644)
Less:
Equity method income	(114)	—	—	(114)
Acquisition-related amortization(3a)	—	—	15,939	15,939
Restructuring and other costs(5)	—	—	269	269
Acquisition-related costs(6)	—	—	870	870
Litigation costs, net(7)	—	—	4,862	4,862
Stock-based compensation	—	—	32,218	32,218
Operating loss	$(38,964)	$(8,868)	$(108,856)	$(156,688)

Adjusted EBITDA	$2,421	$(2,880)	$(54,469)	$(54,928)
Less:
Depreciation and amortization of property and equipment(3b)	33,866	4,903	229	38,998
Amortization of capitalized implementation costs(3c)	7,633	1,085	—	8,718
Acquisition-related amortization(3a)	—	—	15,939	15,939
Restructuring and other costs(5)	—	—	269	269
Acquisition-related costs(6)	—	—	870	870
Litigation costs, net(7)	—	—	4,862	4,862
Stock-based compensation	—	—	32,218	32,218
Equity method income	(114)	—	—	(114)
Operating loss	$(38,964)	$(8,868)	$(108,856)	$(156,688)
Interest expense, net				(65,461)
Other, net(4)				(5,993)
Loss on extinguishment of debt				(13,070)
Equity method loss				(114)
Benefit for income taxes				6,613
Loss from continuing operations				$(234,713)

	Nine Months Ended September 30, 2022
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Income (Loss)	$172,501	$(38,469)	$(171,783)	$(37,751)
Less:
Equity method income	215	—	—	215
Impairment and related charges(2)	—	—	5,146	5,146
Acquisition-related amortization(3a)	—	—	41,075	41,075
Restructuring and other costs(5)	—	—	14,279	14,279
Acquisition-related costs(6)	—	—	6,333	6,333
Litigation costs, net(7)	—	—	31,380	31,380
Stock-based compensation	—	—	70,081	70,081
Operating income (loss)	$172,286	$(38,469)	$(340,077)	$(206,260)

Adjusted EBITDA	$256,830	$(21,967)	$(170,996)	$63,867
Less:
Depreciation and amortization of property and equipment(3b)	60,735	12,767	787	74,289
Amortization of capitalized implementation costs(3c)	23,594	3,735	—	27,329
Acquisition-related amortization(3a)	—	—	41,075	41,075
Impairment and related charges(2)	—	—	5,146	5,146
Restructuring and other costs(5)	—	—	14,279	14,279
Acquisition-related costs(6)	—	—	6,333	6,333
Litigation costs, net(7)	—	—	31,380	31,380
Stock-based compensation	—	—	70,081	70,081
Equity method income	215	—	—	215
Operating income (loss)	$172,286	$(38,469)	$(340,077)	$(206,260)
Interest expense, net				(205,062)
Other, net(4)				139,617
Loss on extinguishment of debt				(3,533)
Equity method income				215
Benefit for income taxes				2,195
Loss from continuing operations				$(272,828)

	Nine Months Ended September 30, 2021
	Travel Solutions	Hospitality Solutions	Corporate	Total
Adjusted Operating Loss	$(212,393)	$(30,976)	$(147,529)	$(390,898)
Less:
Equity method loss	(395)	—	—	(395)
Acquisition-related amortization(3a)	—	—	48,296	48,296
Restructuring and other costs(5)	—	—	(5,722)	(5,722)
Acquisition-related costs(6)	—	—	3,299	3,299
Litigation costs, net(7)	—	—	17,113	17,113
Stock-based compensation	—	—	86,122	86,122
Operating loss	$(211,998)	$(30,976)	$(296,637)	$(539,611)

Adjusted EBITDA	(77,560)	(10,571)	(146,755)	(234,886)
Less:
Depreciation and amortization of property and equipment(3b)	112,466	17,266	774	130,506
Amortization of capitalized implementation costs(3c)	22,367	3,139	—	25,506
Acquisition-related amortization(3a)	—	—	48,296	48,296
Restructuring and other costs(5)	—	—	(5,722)	(5,722)
Acquisition-related costs(6)	—	—	3,299	3,299
Litigation costs, net(7)	—	—	17,113	17,113
Stock-based compensation	—	—	86,122	86,122
Equity method loss	(395)	—	—	(395)
Operating loss	$(211,998)	$(30,976)	$(296,637)	$(539,611)
Interest expense, net				(193,834)
Other, net(4)				2,439
Loss on extinguishment of debt				(13,070)
Equity method loss				(395)
Benefit for income taxes				4,513
Loss from continuing operations				$(739,958)

Non-GAAP Footnotes

(1)Net income attributable to noncontrolling interests represents an adjustment to include earnings allocated to noncontrolling interests held in (i) Sabre Travel Network Middle East of 40%, (ii) Sabre Seyahat Dagitim Sistemleri A.S. of 40%, (iii) Sabre Travel Network Lanka (Pte) Ltd of 40%, and (iv) Sabre Bulgaria of 40%.
(2)Impairment and related charges represents a $5 million impairment charge associated with the impact of regulatory changes in Russia on the future recoverability of certain assets.

(3)Depreciation and amortization expenses:
(a) Acquisition-related amortization represents amortization of intangible assets from the take-private transaction in 2007 as well as intangibles associated with acquisitions since that date.
(b) Depreciation and amortization of property and equipment includes software developed for internal use as well as amortization of contract acquisition costs.
(c) Amortization of capitalized implementation costs represents amortization of upfront costs to implement new customer contracts under our SaaS and hosted revenue model.

(4)Other, net includes a $180 million gain on the sale of AirCentre during 2022, a fair value loss of $5 million and $35 million on our GBT investment for the three and nine months ended September 30, 2022, respectively, and a $15 million gain on sale of equity securities during the first quarter of 2021. In addition, all periods presented include foreign exchange gains and losses related to the remeasurement of foreign currency denominated balances included in our consolidated balance sheets into the relevant functional currency.

(5)Restructuring and other costs represents charges, and adjustments to those charges, associated with planning and implementing business restructuring activities, including costs associated with third party consultants advising on our business structure and strategy going forward which are integral to the restructuring plan and severance benefits related to employee terminations, which primarily occurred in July 2022. During 2021, adjustments to charges were recorded in conjunction with the changes implemented in 2020 to support the new organizational structure and to respond to the impacts of the COVID-19 pandemic on our business, facilities and cost structure.

(6)Acquisition-related costs represent fees and expenses incurred associated with acquisition and disposition-related activities.

(7)Litigation costs, net represent charges associated with antitrust litigation and other foreign non-income tax contingency matters.

(8)The tax impact of adjustments includes the tax effect of each separate adjustment based on the statutory tax rate for the jurisdiction(s) in which the adjustment was taxable or deductible, the impact of the adjustments on valuation allowance assessments, and the tax effect of items that relate to tax specific financial transactions, tax law changes, uncertain tax positions, and other items.